Exhibit 99.1

Investor Contact:	Press Contact:
Frank Yoshino	Jolene Bonina
Vice President, Finance	Public Relations Manager
+1 714 885-3697	+1 714-885-3858
frank.yoshino@emulex.com	jolene.bonina@emulex.com

Emulex Reports Potential Impact Due to Flooding in Thailand

COSTA MESA, Calif., October 19, 2011 – Emulex Corporation (NYSE: ELX) today announced that one of its subcontracted manufacturing facilities located at the Hi-Tech Industrial Estate in Ayudhaya, Thailand, has suspended operations due to damage sustained from the recent flooding in the region. While there are reports of damage to the ground floor of the building, all production and test equipment, as well as raw materials and finished goods, have been moved to higher floors or other locations that were not affected.

“Our thoughts and sympathy goes out to our employees, and all of the people of Thailand that have been impacted by the flooding,” said Jim McCluney CEO of Emulex. “The safety of our employees and the employees of our partners remain our highest priority, and I want to thank everyone for their support during these challenging times.”

Additional contract manufacturers used by Emulex located in Malaysia and China are unaffected; however, the availability of some board-level products may be temporarily constrained during the current quarter and additional costs may be incurred to expedite materials. The Company expects to provide additional information on the potential financial impact, if any, during its upcoming earnings call scheduled for October 27, 2011 at 2:00 p.m. Pacific Time.

About Emulex

Emulex, the leader in converged networking solutions, provides enterprise-class connectivity for servers, networks and storage devices within the data center. The Company’s product portfolio of Fibre Channel host bus adapters, network interface cards, converged network adapters, controllers, embedded bridges and switches, and connectivity management software are proven, tested and trusted by the world’s largest and most demanding IT environments. Emulex solutions are used and offered by the industry’s leading server and storage OEMs including, Cisco, Dell, EMC, Fujitsu, Hitachi, Hitachi Data Systems, HP, Huawei, IBM, NEC, NetApp and Oracle. Emulex is headquartered in Costa Mesa, Calif., and has offices and research facilities in North America, Asia and Europe. More information about Emulex (NYSE:ELX) is available at www.Emulex.com.

Emulex Safe Harbor Statement

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above include forward-looking statements that involve risk and uncertainties. These forward-looking statements include, among other matters, statements concerning the ultimate effects of any resolution of Emulex’s patent litigation with Broadcom on Emulex’s results of operations; Emulex’s business outlook, as well as expectations of other future events and future performance. Emulex wishes to caution readers that a number of significant factors could cause actual results to differ materially from those in the forward-looking statements. Those factors include among others, changes in economic and industry conditions and the effects of ongoing global economic uncertainty, changes in end user demand for technology solutions; the effect of any actual or potential unsolicited offers to acquire Emulex; Emulex’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by, any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the rapidly changing nature of technology, evolving industry standards and frequent introductions of new products and enhancements by competitors; the effect of rapid migration of customers towards newer, lower cost product platforms; slower than expected growth of the storage networking market or the failure of Emulex’s Original Equipment Manufacturer (“OEM”) customers to successfully incorporate Emulex products into their systems; delays in product development; the highly competitive nature of the markets for Emulex’s products; Emulex’s ability to gain market acceptance for its products; any inadequacy of Emulex’s intellectual property protection or the potential for third-party claims of infringement; Emulex’s ability to attract and retain skilled personnel; and Emulex’s reliance on third-party suppliers. Intellectual property claims, with or without merit, could result in costly litigation, cause product shipment delays, require us to indemnify customers, or require us to enter into royalty or licensing agreements, which may or may not be available. Furthermore, we have in the past obtained, and may be required in the future to obtain, licenses of technology owned by other parties. We cannot be certain that the necessary licenses will be available or that they can be obtained on commercially reasonable terms. If we were to fail to obtain such royalty or licensing agreements in a timely manner and on reasonable terms, our business, results of operations, and financial condition could be materially adversely affected. Ongoing lawsuits, such as the patent litigation action brought by Broadcom, present inherent risks, any of which could have a material adverse effect on our business, financial condition, or results of operations. Such potential risks include continuing expenses of litigation, risk of loss of patent rights and/or monetary damages, risk of injunction against the sale of products incorporating the technology in question, counterclaims, attorneys’ fees, and diversion of management’s attention from other business matters. Such potential risks also include, with respect to the action brought by Broadcom, the ability to make design change implementations, the availability of customer resources to complete any re-qualification or re-testing that may be needed, and the ability to maintain favorable working relationships with Emulex suppliers of SerDes modules. These and other factors that could cause actual results to differ materially from those in the forward-looking statements are also discussed in Emulex’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q. Statements in this release are based on current expectations and, except as required by law, Emulex undertakes no obligation to revise or update any forward-looking statements for any reason. All trademarks, trade names, service marks, and logos referenced herein belong to their respective companies.